UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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FIRSTHAND TECHNOLOGY VALUE FUND, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Firsthand Technology Value Fund, Inc.
150 Almaden Boulevard, Suite 1250
San Jose, CA 95113

NOTICE OF POSTPONED 2017 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Firsthand Technology Value Fund, Inc.:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Firsthand Technology Value Fund, Inc., a Maryland corporation (the “Company”), previously scheduled to be held on May 23, 2017, and postponed until July 11, 2017, has been further postponed until September 26, 2017, at 2:00 p.m., Pacific Time, at the Hilton San Jose Hotel at 300 Almaden Boulevard, San Jose, CA 95110.

At the Annual Meeting, stockholders of record as of the close of business on August 9, 2017, will consider and vote on the following matters as more fully described in the proxy statement for the Annual Meeting that was previously mailed to stockholders:

1.	the election of two Class III directors of the Company to serve until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualify; and

2.	the ratification of the selection of Tait, Weller & Baker LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2017.

In addition, if properly presented at the Annual Meeting, stockholders will consider and vote on the following non-binding proposal submitted by a stockholder:

3.	that the Board of Directors take action to replace the current investment advisor of Firsthand Technology Value Fund, Inc.

These are the same matters that were stated in the Notice of Annual Meeting given on March 29, 2017, and to be considered and voted upon by the stockholders at the previously scheduled Annual Meeting.

The previous record date for the Annual Meeting was March 15, 2017. Stockholders who have already submitted their proxies will not need to submit a new proxy with respect to shares owned on the new record date unless they desire to change their votes.

By Order of the Board of Directors of the Company,

Kelvin Leung
Secretary

August 28, 2017
San Jose, California